SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 23, 2003

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Item 9. Regulation FD Disclosure

On September 23, 2003, Franklin Covey Co. issued a press release that announced the successful completion of a six-month review by the New York Stock Exchange (“NYSE”) with regard to the $1.00 per share minimum stock price continued listing standard. The press release is attached hereto as an exhibit to this current report on Form 8-K and is being furnished under Item 9 of Form 8-K.

Item 7. Financial Statements and Exhibits

      (c)     Exhibits:

                99.1 Press release dated September 23, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date:	September 23, 2003

By:	/S/ STEPHEN D. YOUNG

Stephen D. Young
Chief Financial Officer